UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017 (March 10, 2017)

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on May 9, 2016, Chaparral Energy, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The cases are being jointly administered under the caption “In re Chaparral Energy, Inc., et al.”, Case No. 16-11144 (LSS) (together, the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. On March 7, 2017, the Debtors filed with the Bankruptcy Court the proposed First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, dated March 7, 2017, as described below (as amended, modified or supplemented from time to time, the “Plan”).

On March 10, 2017, the Bankruptcy Court entered an order, Docket No. 783 (the “Confirmation Order”), confirming the Plan, as modified by the Confirmation Order.

The Debtors expect that the effective date of the Plan (as defined in the Plan, the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied or waived. Although the Debtors are targeting occurrence of the Effective Date before the end of March 2017, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K (this “Report”) or as otherwise indicated have the meanings set forth in the Plan.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•

The reduction of Prepetition Credit Agreement Claims by a certain Cash payment, with the remaining amounts outstanding to be restructured into a four-year credit facility, consisting of (i) a $225 million first-out revolving loan and (ii) a $150 million second-out term loan, all as described in more detail in the Plan Term Sheet;

•

(i) The issuance of 100% of the New Equity Interests, subject to dilution as set forth in the Plan Term Sheet (including the Noteholders Rights Offering), to the Holders of Prepetition Note Claims, Allowed General Unsecured Claims, and Allowed Royalty Payment Litigation Claims and (ii) the right to participate in a Rights Offering;

o	The participating Prepetition Noteholders shall receive approximately 9% of the New Equity Interests of the Company through the Noteholders Rights Offering in exchange for $50 million; and
o	The Backstop Parties will additionally receive approximately 1% of the New Equity Interests in consideration for backstopping the Noteholders Rights Offering.

Capital Structure

Pursuant to the Plan, each share of the Company’s existing common stock outstanding immediately before the Effective Date (including all options and warrants to purchase such stock) will be cancelled and of no further force or effect after the Effective Date. As of March 8, 2017, there were 1,392,706 outstanding shares of common stock of the Company held by 19 record holders. On the Effective Date, pursuant to the Plan, the Company will adopt new organizational documents which will authorize the Company to issue shares of new common stock. The Company will also reserve for issuance the maximum number of shares of new common stock issuable upon the exercise of the New Warrants, in accordance with the terms of a warrant agreement. In addition, on the Effective Date, the Company will enter into a registration rights agreement with certain shareholders.

Post-Emergence Governance and Management

On the Effective Date, a new board of directors of the Company (the “New Board”) will take office. The New Board will consist of K. Earl Reynolds, Douglas Brooks, Matt Cabell, Robert Heinemann, Sam Langford, Ken Moore and Gysle Shellum.

Incentive Plan

Pursuant to the Plan, the reorganized Company will enter into a new management incentive plan, which shall provide for the distribution of up to 7% of the New Equity Interests in the form of Class A Shares on a fully diluted basis to certain members of senior management on terms and conditions acceptable to the board of directors of the reorganized Company.

Settlement, Releases and Exculpation

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article X. Release, Discharge, Injunction and Related Provisions of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the Securities and Exchange Commission on November 7, 2016.

Item 8.01. Other Events.

On March 13, 2017, the Company issued a press release announcing the Confirmation Order. A copy of this press release is filed as Exhibit 99.2 to this Report, which is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions during the bankruptcy process, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of a plan of reorganization; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and other risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

2.1

First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated March 7, 2017 (incorporated by reference to Exhibit 1 of the Confirmation Order attached as Exhibit 99.1 hereto).

99.1

Findings of Fact, Conclusions of Law and Order Confirming the First Amended Joint Plan of

Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on March 10, 2017.

99.2	Press release issued by Chaparral Energy, Inc. dated as of March 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2017

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1

First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated March 7, 2017 (incorporated by reference to Exhibit 1 of the Confirmation Order attached as Exhibit 99.1 hereto).

99.1

Findings of Fact, Conclusions of Law and Order Confirming the First Amended Joint Plan of

Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on March 10, 2017.

99.2	Press release issued by Chaparral Energy, Inc. dated as of March 13, 2017.